NEWS RELEASE
October 21, 2021

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED SEPTEMBER 30, 2021

3rd Quarter 2021 Highlights:
•The loan portfolio, excluding the Payroll Protection Program (“PPP”) loans, increased $382 million, or 14 percent annualized, in the current quarter.
•Core deposits increased $742 million, or 18 percent annualized, during the current quarter.
•Net interest income (tax-equivalent), excluding the PPP loans, of $154 million, increased $4.6 million, or 3 percent, over the prior quarter net interest income of $150 million.
•Received $327 million in PPP loan forgiveness proceeds from the U.S. Small Business Administration (“SBA”) during the current quarter compared to $350 million in the prior quarter.
•Declared a quarterly dividend of $0.32 per share. The Company has declared 146 consecutive quarterly dividends and has increased the dividend 48 times.
•Completed the acquisition of Altabancorp, the parent company of Altabank, with total assets of $3.648 billion on October 1, 2021. Based in American Fork, Utah, Altabank is the largest community bank in Utah and is the Company’s 24th acquisition since 2000.

Year-to-Date 2021 Highlights:
•The loan portfolio, excluding the PPP loans, increased $711 million, or 9 percent annualized, in the first nine months of 2021.
•Core deposits increased $2.718 billion, or 25 percent annualized, during the first nine months of 2021.
•Net income of $234 million for the first nine months of 2021, an increase of $49.5 million, or 27 percent, over the prior year first nine months net income of $185 million.
•Diluted earnings per share of $2.45, an increase of 26 percent from the prior year first nine months diluted earnings per share of $1.95.
•Net interest income (tax-equivalent), excluding the PPP loans, of $452 million, an increase of $22.5 million, or 5 percent, over the prior quarter net interest income of $430 million.
•The Company funded 8,525 PPP loans in the amount of $555 million during the first half of 2021.

•The Company received $1.103 billion in PPP loan forgiveness proceeds from the U.S. Small Business Administration (“SBA”) during the first nine months of 2021.
•Dividends declared in the first nine months of 2021 of $0.95 per share, an increase of $0.07 per share, or 8 percent, over the prior year dividends declared of $0.88 per share.
Financial Summary

	At or for the Three Months ended				At or for the Nine Months ended
(Dollars in thousands, except per share and market data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Operating results
Net income	$75,619	77,627	80,802	77,757	234,048	184,540
Basic earnings per share	$0.79	0.81	0.85	0.81	2.45	1.95
Diluted earnings per share	$0.79	0.81	0.85	0.81	2.45	1.95
Dividends declared per share	$0.32	0.32	0.31	0.30	0.95	0.88
Market value per share
Closing	$55.35	55.08	57.08	32.05	55.35	32.05
High	$56.84	63.05	67.35	38.13	67.35	46.54
Low	$48.62	52.99	44.55	30.05	44.55	26.66
Selected ratios and other data
Number of common stock shares outstanding	95,512,659	95,507,234	95,501,819	95,413,743	95,512,659	95,413,743
Average outstanding shares - basic	95,510,772	95,505,877	95,465,801	95,411,656	95,494,211	94,704,198
Average outstanding shares - diluted	95,586,202	95,580,904	95,546,922	95,442,576	95,573,519	94,747,894
Return on average assets (annualized)	1.43%	1.55%	1.73%	1.80%	1.57%	1.56%
Return on average equity (annualized)	12.49%	13.25%	14.12%	13.73%	13.27%	11.40%
Efficiency ratio	50.17%	49.92%	46.75%	48.05%	48.94%	49.83%
Dividend payout ratio	40.51%	39.51%	36.47%	37.04%	38.78%	45.13%
Loan to deposit ratio	65.06%	67.64%	70.72%	82.29%	65.06%	82.29%
Number of full time equivalent employees	2,978	2,987	2,994	2,946	2,978	2,946
Number of locations	194	194	193	193	194	193
Number of ATMs	250	250	250	250	250	250

KALISPELL, Mont., Oct 21, 2021 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $75.6 million for the current quarter, a decrease of $2.2 million, or 3 percent, from the $77.8 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.79 per share, a decrease of 2 percent from the prior year third quarter diluted earnings per share of $0.81. The decrease in third quarter earnings over the prior year was driven by a $21.6 million reduction in the gain on sale of residential mortgage loans due to record gains in the prior year. “The Glacier team produced very strong core loan and net interest income growth in the quarter,” said Randy Chesler, President and Chief Executive Officer. “We are excited to welcome the outstanding team at Altabank to the Glacier family and are well positioned to capitalize on our strengthening markets across the West.”

Net income for the nine months ended September 30, 2021 was $234 million, an increase of $49.5 million, or 27 percent, from the $185 million net income from the first nine months in the prior year. Diluted earnings per share for the first nine months of the current year was $2.45 per share, an increase of 26 percent, from the diluted earnings per share of $1.95 for the same period last year.

On October 1, 2021, the Company announced the completion of the acquisition of Altabancorp, the parent company of Altabank, based in American Fork, Utah (collectively, “Alta”) and the largest community bank in Utah. Alta provides banking services to individuals and businesses in Utah with twenty-five banking offices from Preston, Idaho to St. George, Utah. As of September 30, 2021, Alta had total assets of $3.648 billion, total loans of $1.901 billion and total deposits of $3.279 billion. Upon closing of the transaction, Alta became the Company’s seventeenth Bank division.

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Cash and cash equivalents	$348,888	921,207	633,142	769,879	(572,319)	(284,254)	(420,991)
Debt securities, available-for-sale	7,390,580	6,147,143	5,337,814	4,125,548	1,243,437	2,052,766	3,265,032
Debt securities, held-to-maturity	1,128,299	1,024,730	189,836	193,509	103,569	938,463	934,790
Total debt securities	8,518,879	7,171,873	5,527,650	4,319,057	1,347,006	2,991,229	4,199,822
Loans receivable
Residential real estate	781,538	734,838	802,508	862,614	46,700	(20,970)	(81,076)
Commercial real estate	6,912,569	6,584,322	6,315,895	6,201,817	328,247	596,674	710,752
Other commercial	2,598,616	2,932,419	3,054,817	3,593,322	(333,803)	(456,201)	(994,706)
Home equity	660,920	648,800	636,405	646,850	12,120	24,515	14,070
Other consumer	340,248	337,669	313,071	314,128	2,579	27,177	26,120
Loans receivable	11,293,891	11,238,048	11,122,696	11,618,731	55,843	171,195	(324,840)
Allowance for credit losses	(153,609)	(151,448)	(158,243)	(164,552)	(2,161)	4,634	10,943
Loans receivable, net	11,140,282	11,086,600	10,964,453	11,454,179	53,682	175,829	(313,897)
Other assets	1,305,970	1,308,353	1,378,961	1,382,952	(2,383)	(72,991)	(76,982)
Total assets	$21,314,019	20,488,033	18,504,206	17,926,067	825,986	2,809,813	3,387,952

Total debt securities of $8.519 billion at September 30, 2021 increased $1.347 billion, or 19 percent, during the current quarter and increased $4.200 billion, or 97 percent, from the prior year third quarter. The Company continues to selectively purchase debt securities with excess liquidity from the increase in core deposits and SBA forgiveness of PPP loans. Debt securities represented 40 percent of total assets at September 30, 2021 compared to 30 percent of total assets at December 30, 2020 and 24 percent of total assets at September 30, 2020.

The loan portfolio of $11.294 billion at September 30, 2021 increased $55.8 million, or 50 basis points, in the current quarter. Excluding the PPP loans, the loan portfolio increased $382 million, or 14 percent annualized, during the current quarter with the largest increase in commercial real estate which increased $328 million.

The loan portfolio decreased $325 million, or 3 percent, from the prior year third quarter. Excluding the PPP loans, the loan portfolio increased $755 million, or 7 percent, from the prior year third quarter with the largest increase in commercial real estate loans which increased $711 million, or 11 percent.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Allowance for credit losses
Balance at beginning of period	$158,243	158,243	124,490	124,490
Impact of adopting CECL	—	—	3,720	3,720
Acquisitions	—	—	49	49
Provision for credit losses	(2,921)	(5,234)	37,637	39,165
Charge-offs	(8,566)	(5,946)	(13,808)	(7,865)
Recoveries	6,853	4,385	6,155	4,993
Balance at end of period	$153,609	151,448	158,243	164,552
Provision for credit losses
Loan portfolio	$(2,921)	(5,234)	37,637	39,165
Unfunded loan commitments	(1,959)	(371)	2,128	2,135
Total provision for credit losses	$(4,880)	(5,605)	39,765	41,300
Other real estate owned	$88	705	1,182	4,742
Other foreclosed assets	18	66	562	619
Accruing loans 90 days or more past due	5,172	4,220	1,725	2,952
Non-accrual loans	45,901	48,050	31,964	36,350
Total non-performing assets	$51,179	53,041	35,433	44,663
Non-performing assets as a percentage of subsidiary assets	0.24%	0.26%	0.19%	0.25%
Allowance for credit losses as a percentage of non-performing loans	301%	290%	470%	419%
Allowance for credit losses as a percentage of total loans	1.36%	1.35%	1.42%	1.42%
Net charge-offs as a percentage of total loans	0.02%	0.01%	0.07%	0.03%
Accruing loans 30-89 days past due	$26,002	12,076	22,721	17,631
Accruing troubled debt restructurings	$36,666	37,667	42,003	39,999
Non-accrual troubled debt restructurings	$2,820	3,179	3,507	7,579
U.S. government guarantees included in non-performing assets	$4,116	4,186	3,011	4,411

Non-performing assets of $51.2 million at September 30, 2021 decreased $1.9 million, or 4 percent, over the prior quarter. Non-performing assets increased $6.5 million, or 15 percent, over the prior year third quarter. Non-performing assets as a percentage of subsidiary assets at September 30, 2021 was 0.24 percent compared to 0.26 percent in the prior quarter and 0.25 percent in the prior year third quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $26.0 million at September 30, 2021 increased $13.9 million from the prior quarter with a large portion of the increase primarily isolated to one credit relationship. Early stage delinquencies increased $8.4 million from the prior year third quarter. Early stage delinquencies as a percentage of loans at September 30, 2021 was 0.23 percent, which was an increase of 12 basis points from prior quarter and an 8 basis points increase from prior year third quarter.

The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at September 30, 2021 was 1.36 percent which was a 1 basis point increase compared to the prior quarter and a 6 basis point decrease from the prior year third quarter. Excluding the PPP loans, the ACL as percentage of loans was 1.40 percent compared to 1.43 percent in the prior quarter and 1.62 percent in the prior year third quarter. The decrease in the ACL as a percentage of total loans during the current year was driven by the improvement in the economic forecasts.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2021	$2,313	$152	1.36%	0.23%	0.24%
Second quarter 2021	(5,723)	(725)	1.35%	0.11%	0.26%
First quarter 2021	489	2,286	1.39%	0.40%	0.19%
Fourth quarter 2020	(1,528)	4,781	1.42%	0.20%	0.19%
Third quarter 2020	2,869	826	1.42%	0.15%	0.25%
Second quarter 2020	13,552	1,233	1.42%	0.22%	0.27%
First quarter 2020	22,744	813	1.49%	0.41%	0.26%
Fourth quarter 2019	—	1,045	1.31%	0.24%	0.27%

The current quarter provision for credit loss expense for loans was $2.3 million which was an increase of $8.0 million from the prior quarter provision for credit loss benefit of $5.7 million and a $556 thousand decrease from the prior year third quarter provision for credit loss expense of $2.9 million. The increase in provision for credit losses for loans in the current quarter compared to the prior quarter was primarily driven by organic loan growth in the current quarter.

Net charge-offs for the current quarter were $152 thousand compared to net recoveries of $725 thousand for the prior quarter and net charge-offs $826 thousand from the same quarter last year. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

PPP Loans

	Three Months ended			Nine Months ended
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Sep 30, 2021	Sep 30, 2020
PPP interest income	$12,894	10,328	13,523	36,745	16,646
Deferred compensation on originating PPP loans	—	1,522	5,213	6,735	8,850
Total PPP income impact	$12,894	11,850	18,736	43,480	25,496

(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
PPP Round 1 loans	$56,048	176,498	909,173	1,448,417
PPP Round 2 loans	312,865	518,107	—	—
Total PPP loans	368,913	694,605	909,173	1,448,417

Net remaining fees - Round 1	485	1,313	17,605	36,099
Net remaining fees - Round 2	12,501	22,694	—	—
Total net remaining fees	$12,986	24,007	17,605	36,099

The SBA Round 2 PPP program ended in early May of 2021 after the available funds were fully drawn upon. During the first half of 2021, the Company originated $555 million of Round 2 PPP loans which generated $33.2 million of SBA deferred processing fees and $6.7 million of deferred compensation costs for total net deferred fees of $26.5 million.

During the current year, the SBA processing fees received on Round 2 averaged 5.99 percent which compared to the average of 3.75 percent received on Round 1 in the prior year. The increase in the fee percentage received on Round 2 was the result of an increase in the number of smaller loans which receive a higher percentage fee.

The Company received $327 million in PPP loan forgiveness during the current quarter and received $1.103 billion in the first nine months of 2021. As of September 30, 2021, the Company had $56 million, or 4 percent of the $1.472 billion of Round 1 PPP loans originated in the prior year and had $313 million, or 56 percent of the $555 million of Round 2 PPP loans originated in the current year.

The Company recognized $12.9 million of interest income (including deferred fees and costs) from the Round 1 and Round 2 PPP loans in the current quarter. The income recognized in the current quarter included $10.5 million acceleration of net deferred fees in interest income resulting from the SBA forgiveness of loans. Net deferred fees remaining on the balance of the PPP loans at September 30, 2021 were $13.0 million, which will be recognized into interest income over the remaining life of the loans or when the loans are forgiven in whole or in part by the SBA.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Deposits
Non-interest bearing deposits	$6,632,402	6,307,794	5,454,539	5,479,311	324,608	1,177,863	1,153,091
NOW and DDA accounts	4,299,244	4,151,264	3,698,559	3,300,152	147,980	600,685	999,092
Savings accounts	2,502,268	2,346,129	2,000,174	1,864,143	156,139	502,094	638,125
Money market deposit accounts	3,123,425	2,990,021	2,627,336	2,557,294	133,404	496,089	566,131
Certificate accounts	919,852	939,563	978,779	979,857	(19,711)	(58,927)	(60,005)
Core deposits, total	17,477,191	16,734,771	14,759,387	14,180,757	742,420	2,717,804	3,296,434
Wholesale deposits	26,123	26,121	38,142	119,131	2	(12,019)	(93,008)
Deposits, total	17,503,314	16,760,892	14,797,529	14,299,888	742,422	2,705,785	3,203,426
Repurchase agreements	1,040,939	995,201	1,004,583	965,668	45,738	36,356	75,271
Federal Home Loan Bank advances	—	—	—	7,318	—	—	(7,318)
Other borrowed funds	33,671	33,556	33,068	32,967	115	603	704
Subordinated debentures	132,580	132,540	139,959	139,918	40	(7,379)	(7,338)
Other liabilities	215,899	211,889	222,026	225,219	4,010	(6,127)	(9,320)
Total liabilities	$18,926,403	18,134,078	16,197,165	15,670,978	792,325	2,729,238	3,255,425

Core deposits of $17.477 billion as of September 30, 2021 increased $742 million, or 18 percent annualized, from the prior quarter and increased $3.296 billion, or 23 percent, from the prior year third quarter. Non-interest bearing deposits of $6.632 billion as of September 30, 2021 increased $325 million, or 5 percent, from the prior quarter and increased $1.153 billion, or 21 percent, from the prior year third quarter. The unprecedented increase in deposits over the prior eighteen months resulted from a number of factors including the PPP loan proceeds deposited by customers, federal stimulus deposits and the increase in customer savings. Non-interest bearing deposits were 38 percent of total core deposits at September 30, 2021 compared to 37 percent of total core deposits at December 31, 2020 and 39 percent at September 30, 2020.

The low levels of borrowings, including wholesale deposits and Federal Home Loan Bank (“FHLB”) advances, reflected the significant increase in core deposits which funded the asset growth.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Common equity	$2,309,957	2,263,513	2,163,951	2,123,991	46,444	146,006	185,966
Accumulated other comprehensive income	77,659	90,442	143,090	131,098	(12,783)	(65,431)	(53,439)
Total stockholders’ equity	2,387,616	2,353,955	2,307,041	2,255,089	33,661	80,575	132,527
Goodwill and core deposit intangible, net	(562,058)	(564,546)	(569,522)	(572,134)	2,488	7,464	10,076
Tangible stockholders’ equity	$1,825,558	1,789,409	1,737,519	1,682,955	36,149	88,039	142,603

Stockholders’ equity to total assets	11.20%	11.49%	12.47%	12.58%
Tangible stockholders’ equity to total tangible assets	8.80%	8.98%	9.69%	9.70%
Book value per common share	$25.00	24.65	24.18	23.63	0.35	0.82	1.37
Tangible book value per common share	$19.11	18.74	18.21	17.64	0.37	0.90	1.47

Tangible stockholders’ equity of $1.826 billion at September 30, 2021 increased $36.1 million, or 2 percent, from the prior quarter and increased $143 million, or 8 percent, from the prior year third quarter and was due to earnings retention that more than offset the decrease in other comprehensive income. The current year decrease in both the stockholders’ equity to total assets ratio and the tangible stockholders’ equity to tangible assets was the result of the $2.991 billion increase in debt securities driven primarily by the significant influx of deposits during the current year. Tangible book value per common share of $19.11 at the current quarter end increased $0.37 per share, or 2 percent, from the prior quarter and increased $1.47 per share, or 8 percent, from a year ago.

Cash Dividends
On September 30, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.32 per share. The dividend was payable October 21, 2021 to shareholders of record on October 12, 2021. The dividend was the 146th consecutive dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2021
Compared to June 30, 2021, March 31, 2021, and September 30, 2020
Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Sep 30, 2020	Jun 30, 2021	Mar 31, 2021	Sep 30, 2020
Net interest income
Interest income	$166,741	159,956	161,552	157,487	6,785	5,189	9,254
Interest expense	4,128	4,487	4,740	6,084	(359)	(612)	(1,956)
Total net interest income	162,613	155,469	156,812	151,403	7,144	5,801	11,210
Non-interest income
Service charges and other fees	15,154	13,795	12,792	13,404	1,359	2,362	1,750
Miscellaneous loan fees and charges	2,592	2,923	2,778	2,084	(331)	(186)	508
Gain on sale of loans	13,902	16,106	21,624	35,516	(2,204)	(7,722)	(21,614)
(Loss) gain on sale of investments	(168)	(61)	284	24	(107)	(452)	(192)
Other income	3,335	2,759	2,643	2,639	576	692	696
Total non-interest income	34,815	35,522	40,121	53,667	(707)	(5,306)	(18,852)
Total income	197,428	190,991	196,933	205,070	6,437	495	(7,642)
Net interest margin (tax-equivalent)	3.39%	3.44%	3.74%	3.92%

Net Interest Income
The current quarter net interest income of $163 million increased $7.1 million, or 5 percent, over the prior quarter and increased $11.2 million, or 7 percent, from the prior year third quarter. The current quarter interest income of $167 million increased $6.8 million, or 4 percent, compared to the prior quarter and increased $9.3 million, or 6 percent, over the prior year third quarter due to an increase in interest income from the PPP loans and debt securities. The interest income (which included deferred fees and deferred costs) from the PPP loans was $12.9 million in the current quarter and $10.3 million in the prior quarter and $9.3 million in the prior year third quarter. Excluding the PPP loans, net interest income was $150 million in the current quarter compared to $145 million in the prior quarter and $142 million in the prior year third quarter.

The current quarter interest expense of $4.1 million decreased $359 thousand, or 8 percent, over the prior quarter and decreased $2.0 million, or 32 percent, over the prior year third quarter primarily as result of a decrease in deposit rates. During the current quarter, the total cost of funding (including non-interest bearing deposits) of 9 basis points declined 1 basis points from the prior quarter and declined 7 basis points from the prior year third quarter with both decreases driven by a decrease in rates in deposits and borrowings.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.39 percent compared to 3.44 percent in the prior quarter and 3.92 in the prior year third quarter. The core net interest margin, excluding 2 basis points of discount accretion, 2 basis point from non-accrual interest and 18 basis points increase from the PPP loans, was 3.17 percent compared to 3.33 in the prior quarter and 4.02 percent in the prior year third quarter. The core net interest margin decreased 16 basis points in the current quarter and decreased 85 basis points from the prior third quarter due to a decrease in earning asset yields. Earning asset yields have decreased due to the combined impact of the significant increase in the debt securities and the lower yields on both core loans and debt securities. Debt securities comprised 42.5 percent of the earning assets during the current quarter compared to 39.4 percent in the prior quarter and 26.5 percent in the prior year third quarter.

Non-interest Income
Non-interest income for the current quarter totaled $34.8 million which was a decrease of $707 thousand, or 2 percent, over the prior quarter and a decrease of $18.9 million, or 35 percent, over the same quarter last year. Service charges and other fees increased $1.4 million from the prior quarter and increased $1.8 million from the prior year third quarter as a result of increased customer accounts and transaction activity.

Gain on the sale of loans of $13.9 million for the current quarter decreased $2.2 million, or 14 percent, compared to the prior quarter and decreased $21.6 million, or 61 percent, from the prior year third quarter. The current quarter mortgage activity was lower than prior periods, but still remained at historically strong levels.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Sep 30, 2020	Jun 30, 2021	Mar 31, 2021	Sep 30, 2020
Compensation and employee benefits	$66,364	64,109	62,468	64,866	2,255	3,896	1,498
Occupancy and equipment	9,412	9,208	9,515	9,369	204	(103)	43
Advertising and promotions	3,236	2,906	2,371	2,779	330	865	457
Data processing	5,135	5,661	5,206	5,597	(526)	(71)	(462)
Other real estate owned and foreclosed assets	142	48	12	186	94	130	(44)
Regulatory assessments and insurance	2,011	1,702	1,879	1,495	309	132	516
Core deposit intangibles amortization	2,488	2,488	2,488	2,612	—	—	(124)
Other expenses	15,320	13,960	12,646	16,469	1,360	2,674	(1,149)
Total non-interest expense	$104,108	100,082	96,585	103,373	4,026	7,523	735

Total non-interest expense of $104 million for the current quarter increased $4.0 million, or 4 percent, over the prior quarter and increased $735 thousand, or 71 basis points, over the prior year third quarter. Compensation and employee benefits increased $2.3 million, or 4 percent, from the prior quarter and increased $1.5 million from the prior year third quarter.

Other expenses of $15.3 million, increased $1.4 million, or 10 percent, from the prior quarter and decreased $1.1 million, or 7 percent, from the prior year third quarter. Current quarter other expenses included acquisition-related expenses of $472 thousand compared to $1.1 million in the prior quarter and $793 thousand in the prior year third quarter.

Federal and State Income Tax Expense
Tax expense during the third quarter of 2021 was $17.0 million, a decrease of $2.0 million, or 10 percent, compared to the prior quarter and a decrease of $1.8 million, or 9 percent, from the prior year third quarter. The effective tax rate in the current quarter was 18.3 compared to 19.6 in the prior quarter and 19.4 percent in the prior year third quarter.

Efficiency Ratio
The efficiency ratio was 50.17 percent in the current quarter and 49.92 percent in the prior quarter and 48.05 in the prior year third quarter. “The Bank divisions are making do with less as increased hiring has taken longer as the markets get back to normal,” said Ron Copher, Chief Financial Officer. “Controlling non-interest expense growth has helped the Company maintain an efficiency ratio below 50 percent for the nine months of the current and prior year.” Excluding the impact from the PPP loans, the efficiency ratio would have been 53.59 percent in the current quarter compared to 53.53 percent in the prior quarter. Excluding the impact of PPP loans, the current quarter efficiency ratio was an increase of 308 basis points from the prior year third quarter efficiency ratio of 50.51 percent which was primarily driven by the decrease in the gain on sale of loans in the current quarter.

Operating Results for Nine Months Ended September 30, 2021
Compared to September 30, 2020

Income Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2021	Sep 30, 2020	$ Change	% Change
Net interest income
Interest income	$488,249	$455,756	$32,493	7%
Interest expense	13,355	21,765	(8,410)	(39)%
Total net interest income	474,894	433,991	40,903	9%
Non-interest income
Service charges and other fees	41,741	38,790	2,951	8%
Miscellaneous loan fees and charges	8,293	5,051	3,242	64%
Gain on sale of loans	51,632	73,236	(21,604)	(29)%
Gain on sale of investments	55	1,015	(960)	(95)%
Other income	8,737	10,071	(1,334)	(13)%
Total non-interest income	110,458	128,163	(17,705)	(14)%
Total Income	$585,352	$562,154	$23,198	4%
Net interest margin (tax-equivalent)	3.52%	4.12%

Net Interest Income
Net-interest income of $475 million for the first nine months of 2021 increased $40.9 million, or 9 percent, over the same period in 2020. Interest income of $488 million for the first nine months of the current year increased $32.5 million, or 7 percent, from the prior year and was primarily attributable to a $25.4 million increase in income from commercial loans, including $20.1 million from the PPP loans. Additionally, interest income on debt securities increased $14.2 million, or 20 percent, over the prior year which resulted from the increased volume of debt securities. Interest expense of $13.4 million for the first nine months of 2021 decreased $8.4 million, or 39 percent over the prior year primarily as a result of a decrease in the cost of deposits. The total funding cost (including non-interest bearing deposits) for the first nine months of 2021 was 10 basis points, which decreased 12 basis points compared to 22 basis points in first nine months of 2020.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first nine months of 2021 was 3.52 percent, a 60 basis points decrease from the net interest margin of 4.12 percent for the same period in the prior year. The core net interest margin, excluding 3 basis points of discount accretion, 1 basis point of non-accrual interest and 13 basis points increase from the PPP loans, was 3.35 which was an 85 basis point decrease from the core margin of 4.20 percent in the prior year. Although the Company was successful in reducing the total cost of funding, it was not enough to outpace the lower yields on core loans and debt securities driven by the current interest rate environment and the shift in the earning asset mix to lower yielding debt securities.

Non-interest Income
Non-interest income of $110 million for the first nine months of 2021 decreased $17.7 million, or 14 percent, over the same period last year. Service charges and other fees of $41.7 million for the first nine months of 2021 increased $3.0 million, or 8 percent, from prior year as a result of additional fees from increased customer accounts and transaction activity. Miscellaneous loan fees and charges of $8.3 million increased $3.2 million, or 64 percent, driven by increases in loan servicing income and credit card interchange fees due to increased activity. Gain on the sale of loans of $51.6 million for the first nine months of 2021 decreased $21.6 million, or 29 percent, compared to the same period last year which was the result of the anticipated slowing of purchase and refinance activity after the historically high levels in the prior year. Other income of $8.7 million decreased $1.3 million from the prior year and was primarily the result of a gain of $2.4 million on the sale of a former branch building in the first quarter of 2020.

Non-interest Expense Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2021	Sep 30, 2020	$ Change	% Change
Compensation and employee benefits	$192,941	$182,507	$10,434	6%
Occupancy and equipment	28,135	27,945	190	1%
Advertising and promotions	8,513	7,404	1,109	15%
Data processing	16,002	15,921	81	1%
Other real estate owned and foreclosed assets	202	373	(171)	(46)%
Regulatory assessments and insurance	5,592	3,622	1,970	54%
Core deposit intangibles amortization	7,464	7,758	(294)	(4)%
Other expenses	41,926	48,094	(6,168)	(13)%
Total non-interest expense	$300,775	$293,624	$7,151	2%

Total non-interest expense of $301 million for the first nine months of 2021 increased $7.2 million, or 2 percent, over the prior year same period. Compensation and employee benefits for the first nine months of 2021 increased $10.4 million, or 6 percent, from last year due to the increased number of employees from organic growth, increased performance-related compensation and annual salary increases. Advertising and promotions for the first nine months of 2021 increased $1.1 million, or 15 percent, from the prior year. Regulatory assessment and insurance for the first nine months of 2021 increased $2.0 million from the prior year same period primarily as a result of the State of Montana waiving the first semi-annual regulatory assessment of 2020 and Small Bank assessment credits applied by the FDIC in the first quarter of 2020. Other expenses of $41.9 million, decreased $6.2 million, or 13 percent, from the prior year, primarily from a decrease in acquisition-related expenses. Acquisition-related expenses were $1.7 million in the current year compared to $7.3 million in the prior year.

Provision for Credit Losses
The provision for credit loss benefit was $4.9 million for the first nine months of 2021, including provision for credit loss benefit of $2.9 million on the loan portfolio and credit loss benefit of $2.0 million on unfunded loan commitments. The provision for credit loss benefit of $2.9 million on the loan portfolio in the current year decreased $42.1 million over the provision for credit loss expense of $39.2 million in the prior year which was primarily attributable to changes in the economic forecast related to COVID-19. Net charge-offs during the current year were $1.7 million compared to $2.9 million during the prior year.

Federal and State Income Tax Expense
Tax expense of $55.4 million in the first nine months of 2021 increased $12.7 million, or 30 percent, over the prior year same period. The effective tax rate for the first nine months of 2021 was 19.1 percent compared to 18.8 percent in the prior year same period.

Efficiency Ratio
The efficiency ratio was 48.94 percent for the first nine months of 2021 compared to 49.83 percent for the same period last year. Excluding the impact from the PPP loans, the efficiency ratio was 53.34 in 2021 compared to 53.30 in 2020.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;
•changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;
•legislative or regulatory changes, such as the those signaled by the Biden Administration, as well as increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;
•ability to complete pending or prospective future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;
•reduced demand for banking products and services;
•the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain and maintain customers;
•competition among financial institutions in the Company's markets may increase significantly;
•the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;
•the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;
•consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;
•dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;
•natural disasters, including fires, floods, earthquakes, and other unexpected events;
•the Company’s success in managing risks involved in the foregoing; and
•the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 22, 2021. The conference call will be accessible by telephone and webcast. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 9278886. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/y8hi69ox. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 9278886 by October 29, 2021.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NASDAQ:GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Assets
Cash on hand and in banks	$250,579	272,363	227,108	249,245
Federal funds sold	—	—	—	590
Interest bearing cash deposits	98,309	648,844	406,034	520,044
Cash and cash equivalents	348,888	921,207	633,142	769,879
Debt securities, available-for-sale	7,390,580	6,147,143	5,337,814	4,125,548
Debt securities, held-to-maturity	1,128,299	1,024,730	189,836	193,509
Total debt securities	8,518,879	7,171,873	5,527,650	4,319,057
Loans held for sale, at fair value	94,138	98,410	166,572	147,937
Loans receivable	11,293,891	11,238,048	11,122,696	11,618,731
Allowance for credit losses	(153,609)	(151,448)	(158,243)	(164,552)
Loans receivable, net	11,140,282	11,086,600	10,964,453	11,454,179
Premises and equipment, net	316,191	315,573	325,335	326,925
Other real estate owned and foreclosed assets	106	771	1,744	5,361
Accrued interest receivable	79,699	70,452	75,497	91,393
Core deposit intangible, net	48,045	50,533	55,509	58,121
Goodwill	514,013	514,013	514,013	514,013
Non-marketable equity securities	10,021	10,019	10,023	10,366
Bank-owned life insurance	123,729	123,035	123,763	123,095
Other assets	120,028	125,547	106,505	105,741
Total assets	$21,314,019	20,488,033	18,504,206	17,926,067
Liabilities
Non-interest bearing deposits	$6,632,402	6,307,794	5,454,539	5,479,311
Interest bearing deposits	10,870,912	10,453,098	9,342,990	8,820,577
Securities sold under agreements to repurchase	1,040,939	995,201	1,004,583	965,668
FHLB advances	—	—	—	7,318
Other borrowed funds	33,671	33,556	33,068	32,967
Subordinated debentures	132,580	132,540	139,959	139,918
Accrued interest payable	2,437	2,433	3,305	3,951
Deferred tax liability	1,815	6,463	23,860	17,227
Other liabilities	211,647	202,993	194,861	204,041
Total liabilities	18,926,403	18,134,078	16,197,165	15,670,978
Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	955	955	954	954
Paid-in capital	1,497,939	1,496,488	1,495,053	1,493,928
Retained earnings - substantially restricted	811,063	766,070	667,944	629,109
Accumulated other comprehensive income	77,659	90,442	143,090	131,098
Total stockholders’ equity	2,387,616	2,353,955	2,307,041	2,255,089
Total liabilities and stockholders’ equity	$21,314,019	20,488,033	18,504,206	17,926,067

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended				Nine Months ended
(Dollars in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Interest Income
Debt securities	$30,352	28,730	27,306	25,381	86,388	72,228
Residential real estate loans	9,885	9,541	10,146	11,592	29,572	35,216
Commercial loans	115,533	110,829	113,541	109,514	339,903	314,541
Consumer and other loans	10,971	10,856	10,559	11,000	32,386	33,771
Total interest income	166,741	159,956	161,552	157,487	488,249	455,756
Interest Expense
Deposits	2,609	2,804	3,014	3,952	8,427	14,120
Securities sold under agreements to repurchase	496	651	689	886	1,836	2,783
Federal Home Loan Bank advances	—	—	—	70	—	684
Other borrowed funds	178	177	174	173	529	473
Subordinated debentures	845	855	863	1,003	2,563	3,705
Total interest expense	4,128	4,487	4,740	6,084	13,355	21,765
Net Interest Income	162,613	155,469	156,812	151,403	474,894	433,991
Provision for credit losses	725	(5,653)	48	5,186	(4,880)	41,300
Net interest income after provision for credit losses	161,888	161,122	156,764	146,217	479,774	392,691
Non-Interest Income
Service charges and other fees	15,154	13,795	12,792	13,404	41,741	38,790
Miscellaneous loan fees and charges	2,592	2,923	2,778	2,084	8,293	5,051
Gain on sale of loans	13,902	16,106	21,624	35,516	51,632	73,236
(Loss) gain on sale of debt securities	(168)	(61)	284	24	55	1,015
Other income	3,335	2,759	2,643	2,639	8,737	10,071
Total non-interest income	34,815	35,522	40,121	53,667	110,458	128,163
Non-Interest Expense
Compensation and employee benefits	66,364	64,109	62,468	64,866	192,941	182,507
Occupancy and equipment	9,412	9,208	9,515	9,369	28,135	27,945
Advertising and promotions	3,236	2,906	2,371	2,779	8,513	7,404
Data processing	5,135	5,661	5,206	5,597	16,002	15,921
Other real estate owned and foreclosed assets	142	48	12	186	202	373
Regulatory assessments and insurance	2,011	1,702	1,879	1,495	5,592	3,622
Core deposit intangibles amortization	2,488	2,488	2,488	2,612	7,464	7,758
Other expenses	15,320	13,960	12,646	16,469	41,926	48,094
Total non-interest expense	104,108	100,082	96,585	103,373	300,775	293,624
Income Before Income Taxes	92,595	96,562	100,300	96,511	289,457	227,230
Federal and state income tax expense	16,976	18,935	19,498	18,754	55,409	42,690
Net Income	$75,619	77,627	80,802	77,757	234,048	184,540

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2021			June 30, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$817,150	$9,885	4.84%	$825,467	$9,541	4.62%
Commercial loans [1]	9,468,440	116,963	4.90%	9,520,603	112,226	4.73%
Consumer and other loans	974,582	10,971	4.47%	964,415	10,856	4.51%
Total loans [2]	11,260,172	137,819	4.86%	11,310,485	132,623	4.70%
Tax-exempt debt securities [2]	1,548,447	14,711	3.80%	1,548,323	14,740	3.81%
Taxable debt securities [4]	6,767,418	18,896	1.12%	5,810,800	17,251	1.19%
Total earning assets	19,576,037	171,426	3.47%	18,669,608	164,614	3.54%
Goodwill and intangibles	563,257			565,749
Non-earning assets	803,226			804,897
Total assets	$20,942,520			$20,040,254
Liabilities
Non-interest bearing deposits	$6,505,530	$—	—%	$6,100,872	$—	—%
NOW and DDA accounts	4,261,648	597	0.06%	4,073,819	600	0.06%
Savings accounts	2,440,332	146	0.02%	2,295,334	141	0.02%
Money market deposit accounts	3,041,634	814	0.11%	2,921,642	861	0.12%
Certificate accounts	928,165	1,036	0.44%	955,694	1,181	0.50%
Total core deposits	17,177,309	2,593	0.06%	16,347,361	2,783	0.07%
Wholesale deposits [5]	26,117	16	0.24%	34,301	21	0.24%
Repurchase agreements	988,283	495	0.20%	974,744	651	0.27%
Subordinated debentures and other borrowed funds	166,151	1,024	2.44%	166,002	1,032	2.49%
Total funding liabilities	18,357,860	4,128	0.09%	17,522,408	4,487	0.10%
Other liabilities	182,573			168,613
Total liabilities	18,540,433			17,691,021
Stockholders’ Equity
Common stock	955			955
Paid-in capital	1,497,107			1,495,886
Retained earnings	805,253			756,561
Accumulated other comprehensive income	98,772			95,831
Total stockholders’ equity	2,402,087			2,349,233
Total liabilities and stockholders’ equity	$20,942,520			$20,040,254
Net interest income (tax-equivalent)		$167,298			$160,127
Net interest spread (tax-equivalent)			3.38%			3.44%
Net interest margin (tax-equivalent)			3.39%			3.44%
______________________________
1 Includes tax effect of $1.4 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2021 and June 30, 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.0 million and $3.0 million on tax-exempt debt securities income for the three months ended September 30, 2021 and June 30, 2021, respectively.
4 Includes tax effect of $255 thousand and $255 thousand on federal income tax credits for the three months ended September 30, 2021 and June 30, 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	September 30, 2021			September 30, 2020
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$817,150	$9,885	4.84%	$1,010,503	$11,592	4.59%
Commercial loans [1]	9,468,440	116,963	4.90%	9,636,631	110,847	4.58%
Consumer and other loans	974,582	10,971	4.47%	957,284	11,000	4.57%
Total loans [2]	11,260,172	137,819	4.86%	11,604,418	133,439	4.57%
Tax-exempt debt securities [3]	1,548,447	14,711	3.80%	1,379,577	13,885	4.03%
Taxable debt securities [4]	6,767,418	18,896	1.12%	2,809,545	14,568	2.07%
Total earning assets	19,576,037	171,426	3.47%	15,793,540	161,892	4.08%
Goodwill and intangibles	563,257			572,759
Non-earning assets	803,226			794,165
Total assets	$20,942,520			$17,160,464
Liabilities
Non-interest bearing deposits	$6,505,530	$—	—%	$5,171,984	$—	—%
NOW and DDA accounts	4,261,648	597	0.06%	3,218,536	642	0.08%
Savings accounts	2,440,332	146	0.02%	1,804,438	166	0.04%
Money market deposit accounts	3,041,634	814	0.11%	2,453,659	1,161	0.19%
Certificate accounts	928,165	1,036	0.44%	981,385	1,936	0.78%
Total core deposits	17,177,309	2,593	0.06%	13,630,002	3,905	0.11%
Wholesale deposits [5]	26,117	16	0.24%	86,852	47	0.22%
Repurchase agreements	988,283	495	0.20%	1,049,002	2,062	0.78%
FHLB advances	—	—	—%	21,273	70	1.30%
Subordinated debentures and other borrowed funds	166,151	1,024	2.44%	—	—	—%
Total funding liabilities	18,357,860	4,128	0.09%	14,787,129	6,084	0.16%
Other liabilities	182,573			120,294
Total liabilities	18,540,433			14,907,423
Stockholders’ Equity
Common stock	955			954
Paid-in capital	1,497,107			1,493,353
Retained earnings	805,253			622,099
Accumulated other comprehensive income	98,772			136,635
Total stockholders’ equity	2,402,087			2,253,041
Total liabilities and stockholders’ equity	$20,942,520			$17,160,464
Net interest income (tax-equivalent)		$167,298			$155,808
Net interest spread (tax-equivalent)			3.38%			3.92%
Net interest margin (tax-equivalent)			3.39%			3.92%
______________________________
1 Includes tax effect of $1.4 million and $1.3 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2021 and 2020, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.0 million and $2.8 million on tax-exempt debt securities income for the three months ended September 30, 2021 and 2020, respectively.
4 Includes tax effect of $255 thousand and $266 thousand on federal income tax credits for the three months ended September 30, 2021 and 2020, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months ended
	September 30, 2021			September 30, 2020
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$844,945	$29,572	4.67%	$1,013,072	$35,216	4.63%
Commercial loans [1]	9,467,329	344,117	4.86%	8,896,708	318,435	4.78%
Consumer and other loans	963,002	32,386	4.50%	947,372	33,771	4.76%
Total loans [2]	11,275,276	406,075	4.82%	10,857,152	387,422	4.77%
Tax-exempt debt securities [3]	1,547,429	44,162	3.81%	1,237,779	37,542	4.04%
Taxable debt securities [4]	5,771,573	51,998	1.20%	2,380,184	43,070	2.41%
Total earning assets	18,594,278	502,235	3.61%	14,475,115	468,034	4.32%
Goodwill and intangibles	565,724			562,533
Non-earning assets	816,982			760,758
Total assets	$19,976,984			$15,798,406
Liabilities
Non-interest bearing deposits	$6,069,326	$—	—%	$4,528,500	$—	—%
NOW and DDA accounts	4,057,019	1,768	0.06%	2,971,702	2,244	0.10%
Savings accounts	2,277,335	425	0.02%	1,670,722	580	0.05%
Money market deposit accounts	2,895,362	2,540	0.12%	2,262,781	4,025	0.24%
Certificate accounts	951,655	3,640	0.51%	986,807	6,940	0.94%
Total core deposits	16,250,697	8,373	0.07%	12,420,512	13,789	0.15%
Wholesale deposits [5]	32,787	55	0.22%	70,880	332	0.63%
Repurchase agreements	988,092	1,835	0.25%	892,418	6,960	1.04%
FHLB advances	—	—	—%	103,700	684	0.87%
Subordinated debentures and other borrowed funds	165,996	3,092	2.49%	—	—	—%
Total funding liabilities	17,437,572	13,355	0.10%	13,487,510	21,765	0.22%
Other liabilities	181,640			149,423
Total liabilities	17,619,212			13,636,933
Stockholders’ Equity
Common stock	955			947
Paid-in capital	1,496,051			1,467,623
Retained earnings	757,666			586,963
Accumulated other comprehensive income	103,100			105,940
Total stockholders’ equity	2,357,772			2,161,473
Total liabilities and stockholders’ equity	$19,976,984			$15,798,406
Net interest income (tax-equivalent)		$488,880			$446,269
Net interest spread (tax-equivalent)			3.51%			4.10%
Net interest margin (tax-equivalent)			3.52%			4.12%
______________________________
1 Includes tax effect of $4.2 million and $3.9 million on tax-exempt municipal loan and lease income for the nine months ended September 30, 2021 and 2020, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $9.0 million and $7.6 million on tax-exempt debt securities income for the nine months ended September 30, 2021 and 2020, respectively.
4 Includes tax effect of $766 thousand and $798 thousand on federal income tax credits for the nine months ended September 30, 2021 and 2020, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Custom and owner occupied construction	$170,489	$158,405	$157,529	$166,195	8%	8%	3%
Pre-sold and spec construction	188,668	163,740	148,845	157,242	15%	27%	20%
Total residential construction	359,157	322,145	306,374	323,437	11%	17%	11%
Land development	151,640	111,736	102,930	96,814	36%	47%	57%
Consumer land or lots	143,977	138,292	123,747	122,019	4%	16%	18%
Unimproved land	68,805	63,469	59,500	64,770	8%	16%	6%
Developed lots for operative builders	33,487	27,143	30,449	30,871	23%	10%	8%
Commercial lots	76,382	64,664	60,499	62,445	18%	26%	22%
Other construction	562,223	554,548	555,375	537,105	1%	1%	5%
Total land, lot, and other construction	1,036,514	959,852	932,500	914,024	8%	11%	13%
Owner occupied	2,069,551	2,019,860	1,945,686	1,889,512	2%	6%	10%
Non-owner occupied	2,561,777	2,436,672	2,290,512	2,259,062	5%	12%	13%
Total commercial real estate	4,631,328	4,456,532	4,236,198	4,148,574	4%	9%	12%
Commercial and industrial	1,407,353	1,654,237	1,850,197	2,308,710	(15)%	(24)%	(39)%
Agriculture	748,548	746,678	721,490	747,145	—%	4%	—%
1st lien	1,159,265	1,105,579	1,228,867	1,256,111	5%	(6)%	(8)%
Junior lien	36,942	38,029	41,641	43,355	(3)%	(11)%	(15)%
Total 1-4 family	1,196,207	1,143,608	1,270,508	1,299,466	5%	(6)%	(8)%
Multifamily residential	373,022	398,499	391,895	359,030	(6)%	(5)%	4%
Home equity lines of credit	709,828	693,135	657,626	651,546	2%	8%	9%
Other consumer	198,763	201,336	190,186	191,761	(1)%	5%	4%
Total consumer	908,591	894,471	847,812	843,307	2%	7%	8%
States and political subdivisions	612,882	631,199	575,647	617,624	(3)%	6%	(1)%
Other	114,427	129,237	156,647	205,351	(11)%	(27)%	(44)%
Total loans receivable, including loans held for sale	11,388,029	11,336,458	11,289,268	11,766,668	—%	1%	(3)%
Less loans held for sale [1]	(94,138)	(98,410)	(166,572)	(147,937)	(4)%	(43)%	(36)%
Total loans receivable	$11,293,891	$11,238,048	$11,122,696	$11,618,731	—%	2%	(3)%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2021	Sep 30, 2021
Custom and owner occupied construction	$240	243	247	249	240	—	—
Land development	31	279	342	450	31	—	—
Consumer land or lots	186	190	201	223	186	—	—
Unimproved land	166	178	294	417	166	—	—
Commercial lots	—	368	368	682	—	—	—
Other construction	276	—	—	—	276	—	—
Total land, lot and other construction	659	1,015	1,205	1,772	659	—	—
Owner occupied	3,323	3,747	6,725	9,077	3,323	—	—
Non-owner occupied	2,089	1,892	4,796	4,879	1,716	373	—
Total commercial real estate	5,412	5,639	11,521	13,956	5,039	373	—
Commercial and Industrial	5,621	6,046	6,689	8,571	5,444	177	—
Agriculture	32,712	31,742	6,313	8,972	28,412	4,300	—
1st lien	3,178	4,186	5,353	6,559	3,091	87	—
Junior lien	166	272	301	986	166	—	—
Total 1-4 family	3,344	4,458	5,654	7,545	3,257	87	—
Multifamily residential	—	—	—	—	—	—	—
Home equity lines of credit	2,393	2,653	2,939	2,903	2,224	81	88
Other consumer	539	542	572	407	392	129	18
Total consumer	2,932	3,195	3,511	3,310	2,616	210	106
Other	259	703	293	288	234	25	—
Total	$51,179	53,041	35,433	44,663	45,901	5,172	106

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020
Custom and owner occupied construction	$892	$—	$788	$448	n/m	13%	99%
Pre-sold and spec construction	325	70	—	—	364%	n/m	n/m
Total residential construction	1,217	70	788	448	1,639%	54%	172%
Land development	276	—	202	—	n/m	37%	n/m
Consumer land or lots	325	—	71	220	n/m	358%	48%
Unimproved land	181	307	357	381	(41)%	(49)%	(52)%
Developed lots for operative builders	59	—	306	—	n/m	(81)%	n/m
Other construction	12,884	—	—	—	n/m	n/m	n/m
Total land, lot and other construction	13,725	307	936	601	4,371%	1,366%	2,184%
Owner occupied	1,933	2,243	3,432	3,163	(14)%	(44)%	(39)%
Non-owner occupied	443	574	149	1,157	(23)%	197%	(62)%
Total commercial real estate	2,376	2,817	3,581	4,320	(16)%	(34)%	(45)%
Commercial and industrial	1,581	2,947	1,814	2,354	(46)%	(13)%	(33)%
Agriculture	1,032	837	1,553	2,795	23%	(34)%	(63)%
1st lien	350	736	6,677	2,589	(52)%	(95)%	(86)%
Junior lien	167	106	55	738	58%	204%	(77)%
Total 1-4 family	517	842	6,732	3,327	(39)%	(92)%	(84)%
Home equity lines of credit	3,023	1,942	2,840	2,200	56%	6%	37%
Other consumer	1,361	919	1,054	789	48%	29%	72%
Total consumer	4,384	2,861	3,894	2,989	53%	13%	47%
States and political subdivisions	—	—	2,358	—	n/m	(100)%	n/m
Other	1,170	1,395	1,065	797	(16)%	10%	47%
Total	$26,002	$12,076	$22,721	$17,631	115%	14%	47%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2021
Custom and owner occupied construction	$—	—	(9)	(9)	—	—
Pre-sold and spec construction	(12)	(8)	(24)	(19)	—	12
Total residential construction	(12)	(8)	(33)	(28)	—	12
Land development	(163)	(77)	(106)	(63)	—	163
Consumer land or lots	(164)	(164)	(221)	(217)	3	167
Unimproved land	(241)	(21)	(489)	(489)	—	241
Commercial lots	—	—	(55)	(5)	—	—
Total land, lot and other construction	(568)	(262)	(871)	(774)	3	571
Owner occupied	(410)	(70)	(168)	(82)	41	451
Non-owner occupied	(356)	(503)	3,030	246	148	504
Total commercial real estate	(766)	(573)	2,862	164	189	955
Commercial and industrial	(87)	(218)	1,533	740	481	568
Agriculture	—	(6)	337	309	12	12
1st lien	(250)	(237)	69	(27)	42	292
Junior lien	(511)	(475)	(211)	(169)	—	511
Total 1-4 family	(761)	(712)	(142)	(196)	42	803
Multifamily residential	(40)	(40)	(244)	(244)	—	40
Home equity lines of credit	(601)	(23)	101	79	41	642
Other consumer	145	74	307	233	369	224
Total consumer	(456)	51	408	312	410	866
Other	4,403	3,329	3,803	2,589	7,429	3,026
Total	$1,713	1,561	7,653	2,872	8,566	6,853

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